SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)        November 30, 1999
                                                      ---------------------

                          FIBERNET TELECOM GROUP, INC.
             (Exact name of registrant as specified in its charter)

           Nevada                    333-7841                    13-3859938
(State or Other Jurisdiction (Commission File Number)         (I.R.S. Employer
      of Incorporation)                                      Identification No.)

                              570 Lexington Avenue
                            New York, New York 10022

                         (Address of principal executive
                           offices including zip code)

                                 (212) 405-6200

                         (Registrant's telephone number,
                              including area code)

                                      N.A.
  ----------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5. Other Events.

            On November 30, 1999, an aggregate of $26.4 million of the 4% Senior Secured Convertible Notes due May 7, 2004 ("4% May Notes"), 8% Senior Secured Convertible Notes due May 7, 2004 ("8% May Notes" and together with the 4% May Notes, the "May Notes") and 8% Senior Secured Convertible Notes due September 28, 2004 ("8% September Notes" and together with the May Notes, the "Notes") of FiberNet Telecom Group, Inc. (the "Registrant"), plus accrued interest thereon, were converted into an aggregate of 13,826,868 shares of Common Stock, $.001 par value ("Common Stock"), of the Registrant in accordance with the terms of the Notes (such transaction hereinafter referred to as the "Conversion" and the holders of the Notes hereinafter referred to as the "Noteholders").

            The Conversion was accomplished pursuant to, and simultaneously with, the conversion of the Notes held by Signal Equity Partners, L.P. ("Signal"). Under the terms of the Notes, all Notes were deemed converted into shares of Common Stock upon conversion of the Notes held by Signal, as the current holder of the "Majority in Interest" under the terms of the Securities Purchase Agreement dated as of May 7, 1999 by and among the Registrant and the purchasers listed therein and the Securities Purchase Agreement dated as of September 28, 1999 by and among the Registrant and the purchasers listed therein, pursuant to which the May Notes and 8% September Notes were issued, respectively.

            In connection with the Conversion, Signal requested, and the Registrant agreed, to exchange the shares of Common Stock received by the Noteholders in the Conversion for shares of the Registrant's newly designated Series D Preferred Stock, $.001 par value ("Series D Preferred Stock"), Series E Preferred Stock, $.001 par value ("Series E Preferred Stock") and Series F Preferred Stock, $.001 par value ("Series F Preferred Stock" and together with the Series D Preferred Stock and the Series E Preferred Stock, the "Preferred Stock"), respectively (such transaction hereinafter referred to as the "Exchange"). Pursuant to the Conversion and Exchange Agreement dated as of November 30, 1999 by and among the Registrant and certain Noteholders listed therein, the Registrant issued an aggregate of 946,584 shares of Preferred Stock in exchange for 9,465,933 shares of Common Stock. An aggregate of 4,360,935 shares of Common Stock issued as part of the Conversion were retained by Noteholders who did not elect to participate in the Exchange.

            Holders of the Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock are entitled to dividends at a rate of 4%, 8% and 8% per annum, respectively. Holders of shares of Preferred Stock are entitled to liquidation preferences pro rata on an equal priority pari passu basis. The Preferred Stock is non-voting and non-redeemable and is convertible into that number of shares of Common Stock the Noteholders initially received upon the Conversion, subject to anti-dilution adjustments.

Item 7. Financial Statements and Exhibits.

                  (c) Exhibits

                        4.1 Certificate of Designation of the Series D Preferred Stock of the Registrant.

                        4.2 Certificate of Designation of the Series E Preferred Stock of the Registrant.

                        4.3 Certificate of Designation of the Series F Preferred Stock of the Registrant.

                        10.1 Conversion and Exchange Agreement dated as of November 30, 1999 by and among the Registrant and the noteholders listed therein.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          FIBERNET TELECOM GROUP, INC.
                                          (Registrant)


Dated  December 2, 1999                   By: /s/ Michael S. Liss
                                              -----------------------------
                                              Michael S. Liss
                                              President and Chief
                                              Executive Officer

                                  EXHIBIT INDEX

Exhibit No.                                  Description
-----------                                  -----------

    4.1 Certificate of Designation of the Series D Preferred Stock of the Registrant.

    4.2 Certificate of Designation of the Series E Preferred Stock of the Registrant.

    4.3 Certificate of Designation of the Series F Preferred Stock of the Registrant.

    10.1 Conversion and Exchange Agreement dated as of November 30, 1999 by and among the Registrant and the noteholders listed therein.